Exhibit 10.15



                               HEADS OF AGREEMENT

1. Pacific & Orient Investment Limited ("POIL") and Streamcom Pty Ltd ACN 084 388 367 in the State of Victoria, Australia ("Streamcom") collectively referred to as ("the Vendor") agree to sell and I.T. Technology Pty Ltd ACN 085 839 738 ("IT") agrees to buy the Business and "Business Assets" of Streamcom as defined below and subject to the conditions contained herein:

"Business" shall mean the business carried on by and under the name of Streamcom. "Business Assets" shall mean the following assets used in the Business which are the assets sold by Streamcom to IT under this Agreement:

                  (a) the Assets including but not limited to the "Assigned Assets" as listed in Schedule 1 and Schedule 2 attached;

                  (b)      the Business Names;

                  (c)      The Business Records;

                  (d) the Goodwill (including the exclusive right for IT to represent itself as carrying on the business as successor of Steamcom);

                  (e)      the Intellectual Property Rights;

                  (f)      the Plant and Equipment;

                  (g)      the Property;

                  (h)      the Clients;

                  (i)      the Database

                  (j)      Domain Names

                  (k)      Trademarks and patents

                  (l) Cash at Bank, plus income from operations and the monthly injection of $14,000 AUD from the Vendor up until December 31st 2001, subject to a maximum of $28,000. hereafter referred to as the ("Business Assets")

2. Streamcom carries on the business of live streaming production, video encoding production, online corporate communications project management and video on demand integration.

3. IT's parent company I.T. Technology, Inc will issue to the Vendor or a nominated affiliate 10,000,000 shares of restricted common stock in I.T. Technology, Inc in consideration for the Business and Business Assets ("the Purchase Price"). The Vendor acknowledges that these shares will be issued pursuant to a subscription agreement,

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         substantially in the form of that which has been previously distributed to the Vendor and will be subject to Rule 144 promulgated under the United States Securities Act, but will otherwise rank equally with all other common stock of the company.

4. The Vendor agrees to sell and IT agrees to buy the Business and the Business Assets for the purchase price as described in Clause 3 above, free of any mortgage, lien, charge, pledge, claim, covenant, or other encumbrance granted by the Vendor or any other party.

5. The Vendor agrees to use all reasonable endeavours to achieve the transfer of the Business Assets and any business records, documents and information as soon as practically possible, upon completion of clause 7 below.

6. The Vendor agrees to indemnify, defend and hold IT harmless against any and all claims, actions, demands, lawsuits, causes of action, expenses, liabilities, interest, taxes and penalties arising out of Streamcom operations and/or actions prior to execution of this agreement.

7. The Vendor agrees that upon completion of this Heads of Agreement, a Contract of Sale of Business will be prepared between the parties, which shall include standard representations and warranties.

8. IT and the Parent will agree that, in the event the Parent fails to achieve:

         (i) the completion of all necessary legal documentation within 30 days of the date of execution of this agreement as indicated to the Vendor; and

         (ii) the execution of a similar heads of agreement with Videodome in relation to the equity in that company not already owned by IT or its Parent, and/or

         (iii) the Parent shall cease operation of its business for any reason whatsoever,

         the Business of Streamcom together with any and all Intellectual Property included in the Assets and any improvements made to that Intellectual Property and assets in Schedule 2, including remaining cash at bank, shall immediately be reassigned exclusively to POIL with any and all supporting materials.

9. The Vendor covenants, represents and warrants that it has full right, power, legal capacity and authority to execute this Agreement; and the transactions contemplated herein.

10. This Heads of Agreement, and completion of the transaction contemplated herein shall be subject to finalisation of an agreed Contract of Sale of Business between the parties, as described in Clause 7. The Vendor agrees to use all reasonable endeavours to complete a Contract of Sale as soon as practically possible.

11. The Vendor agrees that this Heads of Agreement shall be subject to the approval of the Board of Directors of IT.

Dated this 1st day of  November, 2001

Agreed to and accepted by the Vendor:

/s/ Charles Phillip Grummisch   CHAIRMAN OF THE STREAMCOM BOARD
-----------------------------
Charles Phillip Grummisch

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                                   SCHEDULE 1
                                 Assigned Assets



The Assigned Assets, as defined and described in Section 1 of the Term Sheet, include, but are not limited to, the following items:

1. Names, trademarks, service marks. Logos, or other branding devices, and registrations therefore, which the Streamcom is currently using or intends to use in the course of business. Including, without limitation, "Streamcom" and "Streamcom.com.au" and derivations thereof.


2. Domain names which the Streamcom is currently using or intends to use in the course of business, including without limitation, www.streamcom.com.au

3. All designs, software, methodologies, presentations, demonstration, source code, scripts inventions, software architecture specifications, and any provisional patent applications related to the business of the Streamcom, (collectively "Streamcom Technology").

4. All confidential information related to the business of Streamcom, including methods of promoting the use of Streamcom Technology, strategic partners and alliances for furthering the adoption of Company Technology, future functions or features of Streamcom Technology, revenue projections, market research, business models, methods of exploiting Streamcom Technology, business plans, and business development strategies.